Exhibit 8.1

[LETTERHEAD OF SHEARMAN & STERLING LLP]

October 25, 2013

The Persons Listed on
Schedule I Hereto

Class B Notes Described in Schedule II

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the issuance and sale of the eleven classes of Floating Rate Class B Student Loan-Backed Notes (the “Notes”) described in Schedule II attached hereto issued by the issuing entity related thereto (each a “Trust” and collectively, the “Trusts”) and retained by SLM Funding LLC, a Delaware limited liability company (the “Company”) on their respective closing dates (each a “Closing Date”).  Capitalized terms used herein and not otherwise defined are used as defined in the indentures, including, without limitation, Appendix A thereto, for each of the Notes issuances by the Trusts (each an “Indenture” and collectively, the “Indentures”).

In connection with the issuance and sale of the Notes, we have participated in the preparation of the base prospectus dated September 9, 2013 (the “Base Prospectus”), the prospectus supplements (each a “Prospectus Supplement” and collectively, the “Prospectus Supplements”) and the supplements thereto dated October 23, 2013 (each a “Supplement” and collectively, the “Supplements”) related to the Notes set forth in Schedule III, the ratings free writing prospectuses dated October 23, 2013 (each a “Ratings FWP” and collectively, the “Ratings FWPs”) and the Registration Statement on Form S-3 (File No. 333-166301), filed with the Securities and Exchange Commission (the “SEC”) and as declared effective on September 10, 2010 (the “Effective Date”) (such Registration Statement, as amended, the “Registration Statement”).

Our opinion is based on an examination of the following documents:

(i)  the Base Prospectus;

(ii)  the Prospectus Supplements;

(iii)  the Supplements;

October 25, 2013

(iv)  the Ratings FWPs;

(v)  the Registration Statement; and

(vi)  the Indentures, and Trust Agreements, Interim Trust Agreements, Purchase Agreements, Sale Agreements, Servicing Agreements and Administration Agreements referred to therein.

We have also examined such other documents, instruments, e-mails and other correspondence and information related to or incidental to the transactions covered by the Base Prospectus, the Prospectus Supplements, the Supplements and the Ratings FWPs as we have considered necessary as a basis for our opinion.  Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto have complied and will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, the European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities.  The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, have been and will be timely filed and are true, correct, validly executed and are in full compliance with applicable law.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i) Upon the sale pursuant to the Supplements, the Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii) Upon the sale pursuant to the Supplements, the Notes will be treated as newly issued debt instruments for U.S. federal income tax purposes.

(iii) For U.S. federal income tax purposes, each Trust does not constitute a publicly traded partnership, and, on the assumption that each Trust has not elected affirmatively to be classified as an association, each Trust does not constitute an association taxable as a corporation.

October 25, 2013

(iv) The statements set forth under the captions “Summary of Terms — Tax Status” and “U.S. Federal Income Tax Consequences” in the Supplements, under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplements and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix L — Global Clearance, Settlement and Tax Documentation Procedures” in the Base Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(v) The statements set forth under the captions “Summary of Terms — Tax Status” and “U.S. Federal Income Tax Consequences” in the Supplements, under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplements and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix L — Global Clearance, Settlement and Tax Documentation Procedures” in the Base Prospectus comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Base Prospectus or required to be described in the Registration Statement, the Base Prospectus, the Prospectus Supplements or the Supplements which are not filed or incorporated by reference or described as required.

In the course of the preparation by the Company of the Registration Statement, the Base Prospectus, the Prospectus Supplements, the Supplements and the Ratings FWPs, we have participated in telephone conferences and conversations concerning the information contained in such documents with certain officers and other representatives of the Trusts, the Company, and other parties to the transactions to which this opinion letter pertains, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified that information.  Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus, the Prospectus Supplements, the Supplements and the Ratings FWPs on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Base Prospectus, the Prospectus Supplements, the Supplements and the Ratings FWPs which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were

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made, not misleading or that, as of their dates or as of the date hereof, the Base Prospectus, the Prospectus Supplements, the Supplements and the Ratings FWPs as related to matters opined upon herein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We express no opinion with respect to the matters addressed in this opinion other than as set forth above.  We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements.  This opinion is solely for the benefit of the addressees hereof and their permitted successors and assigns, and is not to be relied upon for any purpose by any other person or entity.  We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive.  Our opinion speaks only as of the date hereof.  Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Base Prospectus, the Prospectus Supplements and the Supplements without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Base Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.  Furthermore, copies of this opinion may be posted by the Trust or the Administrator to a pass-word protected website accessible by any nonhired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to the Trust or the Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and which NRSRO agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this opinion letter to any other person.

Very truly yours,

/s/ SHEARMAN & STERLING LLP

ACG
KMG
MJL

October 25, 2013

Schedule I

SLM Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

SLM Education Credit Finance Corporation
2001 Edmund Halley Drive
Reston, Virginia 20191

Sallie Mae, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
Mailstop NYC60 2720
New York, New York 10005

Deutsche Bank National Trust Company
100 Plaza One
Jersey City, New Jersey 07311

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, New York 10005

Fitch Inc.
One State Street Plaza, 32nd Floor
New York, New York 10004

Moody’s Investors Service, Inc.
ABS Monitoring Department
7 World Trade Center
250 Greenwich Street
New York, New York 10007

Standard & Poor’s Ratings Services,
a Standard & Poor’s Financial Services LLC business
55 Water Street
New York, New York 10041

October 25, 2013

Schedule II

Issuing Entity	Title of Notes	CUSIP	Amount of Notes
SLM Student Loan Trust 2007-6	Floating Rate Class B Student Loan- Backed Notes due April 27, 2043	78444CAF0	$36,793,000.00
SLM Student Loan Trust 2007-7	Floating Rate Class B Student Loan- Backed Notes due October 25, 2028	78444EAE9	$45,015,000.00
SLM Student Loan Trust 2007-8	Floating Rate Class B Student Loan- Backed Notes due April 27, 2043	78444XAF4	$36,724,000.00
SLM Student Loan Trust 2008-2	Floating Rate Class B Student Loan- Backed Notes due January 25, 2029	784442AD7	$68,414,000.00
SLM Student Loan Trust 2008-3	Floating Rate Class B Student Loan- Backed Notes due April 25, 2029	78444GAD6	$30,374,000.00
SLM Student Loan Trust 2008-4	Floating Rate Class B Student Loan- Backed Notes due April 25, 2029	78445AAE6	$29,969,000.00
SLM Student Loan Trust 2008-5	Floating Rate Class B Student Loan- Backed Notes due July 25, 2029	78444YAE5	$122,418,000.00
SLM Student Loan Trust 2008-6	Floating Rate Class B Student Loan- Backed Notes due July 25, 2029	78445CAE2	$60,439,000.00
SLM Student Loan Trust 2008-7	Floating Rate Class B Student Loan- Backed Notes due July 25, 2029	78445FAE5	$46,502,000.00
SLM Student Loan Trust 2008-8	Floating Rate Class B Student Loan- Backed Notes due October 25, 2029	78445GAE3	$29,466,000.00
SLM Student Loan Trust 2008-9	Floating Rate Class B Student Loan- Backed Notes due October 25, 2029	78445JAB3	$122,584,000.00

October 25, 2013

Schedule III

•
the Supplement relating to certain of the Class B Notes issued by SLM Student Loan Trust 2007-6 (the “2007-6 Trust”), to the Prospectus Supplement, dated October 16, 2007 relating to the Notes issued by the 2007-6 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to certain of the Class B Notes issued by SLM Student Loan Trust 2007-7 (the “2007-7 Trust”), to the Prospectus Supplement, dated November 1, 2007 relating to the Notes issued by the 2007-7 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to certain of the Class B Notes issued by SLM Student Loan Trust 2007-8 (the “2007-8 Trust”), to the Prospectus Supplement, dated November 30, 2007 relating to the Notes issued by the 2007-8 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-2 (the “2008-2 Trust”), to the Prospectus Supplement, dated January 31, 2008 relating to the Notes issued by the 2008-2 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-3 (the “2008-3 Trust”), to the Prospectus Supplement, dated February 22, 2008 relating to the Notes issued by the 2008-3 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-4 (the “2008-4 Trust”), to the Prospectus Supplement, dated April 11, 2008 relating to the Notes issued by the 2008-4 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-5 (the “2008-5 Trust”), to the Prospectus Supplement, dated April 28, 2008 relating to the Notes issued by the 2008-5 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-6 (the “2008-6 Trust”), to the Prospectus Supplement, dated June 5, 2008 relating to the Notes issued by the 2008-6 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

October 25, 2013

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-7 (the “2008-7 Trust”), to the Prospectus Supplement, dated June 25, 2008 relating to the Notes issued by the 2008-7 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof;

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-8 (the “2008-8 Trust”), to the Prospectus Supplement, dated July 30, 2008 relating to the Notes issued by the 2008-8 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof; and

•
the Supplement relating to the Class B Notes issued by SLM Student Loan Trust 2008-9 (the “2008-9 Trust”), to the Prospectus Supplement, dated August 22, 2008 relating to the Notes issued by the 2008-9 Trust and the Base Prospectus, in each case as amended or supplemented as of the date hereof.